Exhibit 10.13

Number:

Cooperation Agreement on Battery-Exchange Tractor

This Cooperation Agreement (“Agreement”) is executed by the following three parties on November 20,2025:

UNEX MOBIITY Limited (hereinafter referred to as “UNEX” or “Party A”), a subsidiary of Youpinche Group, is registered at P.O. Box 4342, Road Town, Tortola, British Virgin Islands. The company focuses on the overseas B2B commercial electric vehicle market and has established seven overseas sales regions and branches in Hong Kong, Macau, Southeast Asia, China, South America, Europe, the Middle East, and Central Asia. It is a leading enterprise in the new energy commercial battery-swapping vehicle sector, leveraging the China supply chain and specializing in overseas markets.

U Power Limited (hereinafter referred to as “U Power” or “Party B”), a Cayman Islands-registered company headquartered at Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106, is a U.S.-listed technology company (Stock Code: UCAR) under Youpinche Group. As the world’s only publicly traded battery swap and battery bank technology provider, U Power possesses the industry’s most comprehensive patent portfolio and technical solutions for B2B battery swap vehicle models, backed by substantial financial resources from its major shareholder. It is also the sole overseas provider of battery bank financial services. Contact: 615, Lane 99, Lianxi Road, Pudong New Area, Shanghai; Contact: Zhang Qingxiu; Email: qingxiu.zhang@upincar.com.

SAIC Hongyan Automobile Co., Ltd. (hereinafter referred to as “Hongyan” or “Party C”), a subsidiary of SAIC Motor Corporation Limited, is headquartered in Chongqing. As a comprehensive automotive manufacturer integrating R&D, production, sales, and service, Party C has been committed to delivering high-quality, intelligent, and eco-friendly commercial vehicles to global consumers since its inception. With its outstanding technical capabilities, innovative spirit, and market acumen, the company has established a strong brand reputation in both domestic and international automotive markets. Adhering to technological innovation as its core philosophy, Party C continuously increases R&D investment, actively adopts advanced international production technologies and management practices, and has gradually developed a diversified product portfolio encompassing multiple categories of heavy-duty trucks.

Given

Party C’s existing vehicle models, the three parties will collaborate on battery-swapping R&D. Building upon Party B’s battery-swapping product foundation, Party A will leverage its expertise in battery-swapping technology while adhering to Party C’s vehicle development process. This collaboration will provide battery-swapping mechanism components and battery-swapping station products for the specified vehicle models, along with specialized R&D of battery-swapping station hardware and cloud platform management systems. These efforts will support the three parties’ joint sales of new energy vehicles or other business promotions. The vehicle procurement policy will be detailed in the specific vehicle procurement agreement.

Party A utilizes the technology and services of Party B or its affiliates to develop battery swap station products and battery bank solutions, based on Party C’s battery swap vehicle models. Party C provides Party A and Party B with all necessary technical documentation—including software/hardware interfaces and communication protocols—to implement the battery swap solution, along with essential technical support for the development of battery swap vehicles.

1. Authorized products

The series of battery-swapping tractor products manufactured by Party C.

2. Authorization and Sales Areas

Party A serves as the exclusive authorized partner of Party C for product business expansion in the Thai market. In subsequent business collaborations, either party may propose additional authorized regions, which shall be progressively expanded to markets such as Singapore, Vietnam, and Cambodia upon mutual written confirmation.

3. Vehicle Access and Local Certification

3.1 Authorized products must comply with Thailand’s Motor Vehicle Road Access Regulations. The localization vehicle certification for Thailand DLT shall be conducted by Party A or a company designated by Party A, with Party C assisting in providing all technical documentation, test components, and manufacturer specifications required for the certification process.

3.2 During the localization certification process for vehicles in different markets, Party C shall provide technical documentation for the base model (including but not limited to technical parameters, technical drawings, ECE certificates for components/systems, and e-mark certificates for the entire vehicle) and production qualification materials as required by the project.

3.3 Party A and Party B shall be responsible for the localization certification of the original model under the UNEX brand, with Party C providing support.

4. The brand logo

Based on the authorized battery-swapping vehicle model jointly developed by Party C and Parties A and B. Parties A and B may install vehicle identification, battery-swapping communication units, and related components as required by the project.

5. After-sales service and warranty

5.1 Party C shall establish warranty terms for the complete vehicle and its three-electric systems, with Party A providing after-sales maintenance services to end customers in the destination country. The after-sales service terms shall be separately stipulated in the “After-Sales Service Agreement.” Party C is responsible for after-sales services, spare parts management, and free after-sales training.

5.2 Party C shall assist Party A and Party B in establishing the after-sales service system based on available resources, including the construction of a parts center in the destination country. Upon the vehicles under the contract being sold, Party C shall provide comprehensive technical support to Party A and Party B, covering warranty services, after-sales support, fault analysis, and vehicle repairs.

6. Price and Delivery

Party C shall deliver vehicles to Party A, Party B, or their designated third parties under CIF terms, with the unit price to be agreed upon after prototype vehicle production.

7.Confidentiality

7.1: The three parties shall maintain confidentiality regarding any confidential information obtained during the execution and performance of this agreement, and shall establish separate confidentiality agreements to formalize their respective obligations.

7.2 Regardless of any other provisions regarding the scope of confidential information in this Agreement or the Confidentiality Agreement, the three parties hereby acknowledge that this Agreement and its contents constitute confidential information. The three parties shall fulfill their confidentiality obligations in accordance with the confidentiality obligations stipulated in the Confidentiality Agreement.

8.Term of Agreement

This agreement shall take effect upon signature by the authorized representatives of the three parties and remain valid for five years. Upon expiration, further negotiations shall be conducted.

9. Law of jurisdiction and dispute settlement

This agreement shall be governed by the laws of the People’s Republic of China and interpreted in accordance with the laws of China. The three parties hereby agree that no party other than this agreement has the right to enforce any provision hereof.

Any dispute arising from or in connection with this Agreement shall first be resolved through friendly consultations between the three parties. Such consultations shall commence immediately upon the sending of a notice of consultation request by one party to the other. If the dispute cannot be resolved through consultations within thirty (30) days after such notice is sent, either party may submit the dispute to the China International Economic and Trade Arbitration Commission in Shanghai for arbitration, and the dispute shall be settled in accordance with the arbitration rules then in effect. Chinese shall be the sole language of any arbitration proceedings. The arbitral award shall be final and binding on the three parties, and no appeal shall be permitted. The losing party in arbitration shall pay all arbitration costs.

10. Others

This agreement is executed in Chinese and is made in triplicate, with each of the three parties holding one copy.

（No content）

（The following is the signed and sealed page of the “Cooperation Agreement for Battery-Exchange Tractors”）

Party A：

UNEX MOBIITY Limited

Name:
Position:

Party B：

U Power Limited

Name:
Position:

Party C:

SAIC Hongyan Automobile Co., Ltd.

Name:
Position:
Date：

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